Exhibit 11

                        STERLING BANCORP AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings

                                          Three Months Ended                 Nine Months Ended
                                             September 30,                      September 30,
                                     ----------------------------      ----------------------------
                                        2004              2003             2004             2003
                                     -----------      -----------      -----------      -----------
Net income                           $ 6,737,934      $ 6,114,713      $19,918,042      $17,821,138
Less: preferred dividends                     --           31,127               --           94,271
                                     -----------      -----------      -----------      -----------
Net income available for common
  shareholders and adjusted for
  diluted computation                $ 6,737,934      $ 6,083,586      $19,918,042      $17,726,867
                                     ===========      ===========      ===========      ===========

Weighted average common
  shares outstanding                  15,175,955       14,908,734       15,217,170       14,867,562
Add dilutive effect of:
    Stock options                        690,942          650,972          704,123          635,014
    Convertible preferred stock               --          227,137           44,866          229,301
                                     -----------      -----------      -----------      -----------
Adjusted for assumed diluted
  computation                         15,866,897       15,786,843       15,966,159       15,731,877
                                     ===========      ===========      ===========      ===========

Basic earnings per share             $      0.44      $      0.41      $      1.31      $      1.19
                                     ===========      ===========      ===========      ===========
Diluted earnings per share           $      0.43      $      0.39      $      1.25      $      1.13
                                     ===========      ===========      ===========      ===========


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